      As filed with the Securities and Exchange Commission on June 7, 1995
                                                    Registration No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933

                               CIGNA CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                            06-1059331
(State of incorporation)                            (I.R.S. Employer
                                                    Identification No.)

           One Liberty Place, 1650 Market St., Philadelphia, PA 19192
              (Address of Principal Executive Offices) (Zip Code)

                         CIGNA LONG-TERM INCENTIVE PLAN
                            (Full Title Of The Plan)

                                 Carol J. Ward
                              Corporate Secretary
                               CIGNA Corporation
                               One Liberty Place
                                1650 Market St.
                            Philadelphia, PA  19192
                                 (215-761-1000)
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

  ===========================================================================

                        CALCULATION OF REGISTRATION FEE


==========================================================================================================================
                                                    Proposed maximum          Proposed maximum          Amount of
  Title of Securities to      Amount to be          offering price per        aggregate offering        registration fee
  be Registered               registered            share                     price
- --------------------------------------------------------------------------------------------------------------------------
  Common Stock par value
  $1.00 per share (1)         5,000,000 shares (1)  $ 74.9375 (2)             $374,687,500 (2)          $129,202.59 (2)
==========================================================================================================================

(1) Securities registered hereunder include an equal number of Rights to Purchase Junior Participating Preferred Stock, Series D, which are attached to the shares of Common Stock referenced above. No registration fee is required with respect to such securities.

(2) The offering price is estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, on the basis of the average of the high and low prices of the Common Stock as reported in the consolidated reporting system of the New York Stock Exchange on June 2, 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed with the Securities and Exchange Commission (the "Commission") by CIGNA Corporation ("CIGNA") in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-8323), and are incorporated herein by reference:

         (a) CIGNA's Annual Report on Form 10-K for the year ended December 31, 1994, and Form 10-K/A, Amendment No. 1 thereto, dated April 25, 1995;

         (b) CIGNA's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

         (c) CIGNA's Current Reports on Form 8-K dated January 5, February 10, and May 2, 1995; and

         (e) The description of CIGNA's Common Stock contained in CIGNA's Registration Statement on Form 8-B dated March 22, 1982, the description of Preferred Stock Purchase Rights contained in CIGNA's Registration Statement on Form 8-A dated July 28, 1987, as amended by CIGNA's filings on Form 8 dated August 11, 1987 and March 27, 1989, and any amendment or report filed for the purpose of updating such descriptions.

         All reports and other documents subsequently filed by CIGNA pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the 5,000,000 shares of Common Stock registered hereby has been passed upon by Thomas W. O'Connell. Mr. O'Connell was a full-time employee of CIGNA at the time his opinion was delivered.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law, CIGNA is empowered to indemnify its directors and officers in the circumstances therein provided.

         Under Article VI of its Bylaws, CIGNA will indemnify any director or officer of CIGNA, as well as any other persons who serve as directors or officers of any other entity at the request of CIGNA, to the extent that such persons' defense to any claim against them in such capacity is successful or to the extent that they are determined to have acted in good faith and in a manner such persons reasonably believed to be in or not opposed to the best interests of CIGNA and, in the case of a criminal proceeding, as to which such persons had no reasonable cause to believe that such conduct was unlawful. Article VI will not provide indemnification to a director or officer who has been adjudged to be liable to CIGNA, unless a competent court shall determine that such indemnification is proper.

         CIGNA is insured against liabilities which it may incur by reason of
Article VI of its Bylaws. In addition, directors and officers are insured, at CIGNA's expense, against some liabilities which might arise out of their employment and not be subject to indemnification under the Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         Documents filed as Exhibits hereto are listed in the Exhibit Index appearing on page E-1.

ITEM 9. UNDERTAKINGS.

CIGNA hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by CIGNA pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 7th day of June, 1995.


                                        CIGNA CORPORATION

                                        By /s/ CAROL J. WARD
                                           ----------------------------------
                                                    Carol J. Ward
                                                    Corporate Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

 Principal Executive Officer:

    *WILSON H. TAYLOR
 -------------------------------------
     Wilson H. Taylor
     Chairman of the Board, Chief
     Executive Officer and a Director

 Principal Financial Officer:                      Principal Accounting Officer:

    *JAMES G. STEWART                                     *GARY A. SWORDS
 -------------------------------------             --------------------------------
     James G. Stewart                                      Gary A. Swords
     Executive Vice President                              Vice President and
     and Chief Financial Officer                           Chief Accounting Officer
                                            Directors:

       *ROBERT P. BAUMAN                                  *GERALD D. LAUBACH
 --------------------------------------            ---------------------------------
        Robert P. Bauman                                   Gerald D. Laubach

       *ROBERT H. CAMPBELL                                *MARILYN W. LEWIS
 -------------------------------------             ---------------------------------
        Robert H. Campbell                                 Marilyn W. Lewis

       *ALFRED C. DECRANE, JR.                            *PAUL F. OREFFICE
 -------------------------------------             ---------------------------------
        Alfred C. DeCrane, Jr.                             Paul F. Oreffice

       *JAMES F. ENGLISH, JR.                             *CHARLES R. SHOEMATE
 -------------------------------------             ---------------------------------
        James F. English, Jr.                              Charles R. Shoemate

       *BERNARD M. FOX                                    *LOUIS W. SULLIVAN, M.D.
 -------------------------------------             ---------------------------------
        Bernard M. Fox                                     Louis W. Sullivan, M.D.

       *FRANK S. JONES                                    *EZRA K. ZILKHA
 -------------------------------------             ---------------------------------
        Frank S. Jones                                     Ezra K. Zilkha



                                                   *By /s/ CAROL J. WARD     6/7/95
                                                       ----------------------------
                                                           Carol J. Ward        Date
                                                           Attorney in Fact

                                 Exhibit Index

Number            Description                      Method of Filing
- ------            -----------                      ----------------

4.1               Restated Certificate of          Filed as Exhibit 3.1 to
                  Incorporation of CIGNA           CIGNA Corporation's
                  Corporation as last              Form 10-K for the
                  amended October 2, 1990          year ended December 31,
                                                   1993 and incorporated
                                                   herein by reference.

4.2               By-Laws of CIGNA Corporation     Filed as Exhibit 4.2 to
                  as last amended and restated     CIGNA Corporation's
                  December 9, 1991                 Post-Effective
                                                   Amendment No. 1, dated
                                                   December 19, 1991, to
                                                   Form S-8 Registration
                                                   Statement No. 33-44371
                                                   and incorporated herein
                                                   by reference.

4.3               Description of Common Stock      Filed as Item 1 to
                                                   CIGNA Corporation's
                                                   Form 8-B dated March
                                                   22, 1982 and
                                                   incorporated herein by
                                                   reference.

4.4               Description of Preferred         Filed as Item 1 and
                  Stock Purchase Rights,           Exhibit 1 to CIGNA
                  including the Rights             Corporation's Form 8-A
                  Agreement dated as of            Registration Statement
                  July 23, 1987 between            dated July 28, 1987,
                  CIGNA Corporation and            such Exhibit 1 amended
                  Morgan Shareholder Services      by CIGNA Corporation's
                  Trust Company                    Amendment No. 1 on
                                                   Form 8 dated August 11,
                                                   1987 and incorporated
                                                   herein by reference.

4.5               Amended description of           Filed as Item 1 and
                  Preferred Stock Purchase         Exhibit 2 to CIGNA
                  Rights, including the            Corporation's Amendment
                  First Amendment to the           No. 2 on Form 8 dated
                  Rights Agreement dated           March 27, 1989 and
                  as of March 22, 1989 between     incorporated herein by
                  CIGNA Corporation and Morgan     reference.
                  Shareholder Services Trust
                  Company

4.6               CIGNA Long-Term Incentive        Filed as Appendix A to
                  Plan                             the CIGNA Corporation's
                                                   Definitive Proxy
                                                   Statement on Schedule
                                                   14A dated March 20,
                                                   1995, and incorporated
                                                   herein by reference.

5                 Opinion of Counsel               Filed herewith.
                  as to legality of
                  securities

23.1              Consent of Counsel               Included in
                                                   Exhibit 5 filed
                                                   herewith.

23.2              Consent of Price Waterhouse      Filed herewith.

24                Powers of Attorney               Filed herewith.

28.1              Reconciliation of Schedule P     Filed as Exhibit 28.1
                  to Total Statutory Reserves      to CIGNA Corporation's
                                                   Form 10-K for the year
                                                   ended December 31,
                                                   1994, and incorporated
                                                   herein by reference.

28.2              Revised Schedule P to the        Filed as Exhibit 28.2
                  Annual Statement for             to CIGNA Corporation's
                  the Year 1994 of ICNA and        Form 10-K/A - Amendment
                  its Affiliates                   No. 1 to Annual Report
                                                   on Form 10-K for the
                                                   year ended December 31,
                                                   1994, and incorporated
                                                   herein by reference.





                                      E-2